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                                                                    Exhibit 23.1

                             Accountants' Consent
                             --------------------

The Board of Directors
Evans & Sutherland Computer Corporation:

We consent to incorporation by reference in the Registration Statements No. 33-39632 and No. 2-76027 on Forms S-8 of Evans & Sutherland Computer Corporation of our report dated February 16, 1995, except for note 20, which is as of March 1, 1995, relating to the consolidated balance sheets of Evans & Sutherland Computer Corporation and subsidiaries as of December 30, 1994 and December 31, 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 30, 1994, which report appears in the December 30, 1994 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.


                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG Peat Marwick LLP

Salt Lake City, Utah
March 29, 1995